[ARTHUR ANDERSEN LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report on the audit of the financial statements of Metro Heating and Air Conditioning, Inc., for the year ended December 31, 1995, dated December 6, 1996, included in the Form S-4 Registration Statement as filed on December 23, 1996.

/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP

Houston, Texas
December 23, 1996